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                         OFFICER'S EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of June 11, 2001, between H Power Corp., a Delaware corporation, having its principal place of business at 1373 Broad Street, Clifton, New Jersey 07013 (hereinafter referred to as the "Company"), and Dudley Castle Wass II, residing at 9515 Wood Bend Drive, Saline, MI 48176 (hereinafter referred to as "Executive"). (The Company and Executive are collectively referred to as the "Parties.")

1.       TERM OF EMPLOYMENT

         Subject to the provisions of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, for a term commencing June 11, 2001 and ending June 11, 2004. This contract will renew automatically in one year increments unless written notice is given by either party of an intent to terminate the contract within six months prior to the expiration date then in effect for the contract.

2.       TITLES AND DUTIES

         Subject at all times to the supervision and direction of the Chief Executive Officer of the Company (the "CEO"), Executive shall be employed as Chief Operating Officer of the Company and shall have such duties, authority, rights and obligations as are usually inherent in such position and as the CEO may reasonably require. In general, Executive shall use his very best efforts to promote the business of the Company.

         In the event that Executive is elected or appointed as a Director of the Company or as a Director or an Officer of the Company's affiliated or subsidiary companies, whether now existing or hereafter acquired, Executive consents to serve in such capacity or capacities as the Board of Directors of the Company (the "Board") may determine, without additional compensation; provided that Executive understands and acknowledges that the Company is under no obligation to elect Executive to the Board.

         Executive shall primarily render his services at the Company's Monroe, North Carolina facility located at 1415 Airport Boulevard, Monroe, North Carolina 28110, or at such other place or places as the CEO shall designate, it being understood that Executive may be required from time to time to render services at the Company's principal place of business or Canadian facility.

3.       EXCLUSIVE EMPLOYMENT

         Executive shall devote substantially all his business time, ability and attention to the business of the Company. Executive shall not directly or indirectly render any services of a business, commercial, or professional nature, to any other person or organization, whether for



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compensation or otherwise, that is in competition directly or indirectly with the business of the Company.

         (a) Executive shall refrain from any act which involves a conflict of interest between the exercise of his position in the Company and his personal interest.

         (b) Executive shall refrain from exploiting any business opportunity of the Company for the achievement of an advantage for himself or for another.

         (c) Executive shall disclose to the Company any information and deliver to it any document that pertains to its affairs and which came into his possession by virtue of his position with the Company.

4.       COMPENSATION & BENEFITS

         For the full and faithful performance of his services as set forth hereunder, Executive shall be entitled to the following:

         (a) Base Salary. During the term of this Agreement, Executive shall be paid an annual salary of Two Hundred Thousand Dollars ($200,000), payable in bi-weekly installments, subject to all applicable withholding, social security and other payroll taxes.

         (b) Salary Adjustments. The rate of salary shall be reviewed by the Board not less often than annually and may be increased (but not decreased) from time to time in such amounts as the Board in its discretion may provide; it being understood, however, that the Board shall have no obligation to increase said salary.

         (c) Benefit Programs. Executive shall be entitled to participate in all employee benefit programs of the Company available to senior executives of the Company, as such programs may be in effect from time to time, including, without limitation: pension or other retirement plans; profit sharing plans; group life insurance; accidental death and dismemberment insurance; hospitalization, surgical and major medical coverage; sick leave, vacation and holiday benefits; and other employee benefit programs sponsored by the Company; provided, however, that there is no obligation on the part of the Company to provide these benefits to senior executives. Such programs may be amended or terminated if done so for all or a material portion of the Company's executives.

         (d) Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time for senior executives, consultants and members of the Board, the Company shall pay to or reimburse Executive for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel, automobile, telephone and cellular telephone expenses, computer and data processing expenses and similar expenses, incurred by Executive in performing his obligations under this Agreement; provided that Executive timely submits reasonable documentation with respect to such expenses.



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         (e)      Automobile. Executive shall be entitled to an automobile
                  allowance of ten thousand dollars ($10,000) per annum.

         (f) Bonuses. In addition to all other compensation, Executive shall be entitled to receive such bonuses as the Board shall determine, in its sole discretion, from time to time; it being understood that the Board shall have no obligation to award such bonuses.

         (g) Stock Options. Executive shall be granted ten-year non-qualified stock options to purchase 250,000 shares of the Company's Common Stock, par value $.001 per share, at a price equal to the fair market value of the Common Stock on the first day of Executive's employment, pursuant to the H Power Corp. 2000 Stock Option Plan. The options may be exercised as follows: one-third as of June 11, 2002, one-third as of June 11, 2003, and the final third as of June 11, 2004.

         (h) Relocation Expenses. Consistent with established policies of the Company as in effect from time to time for senior executives, the Company shall pay to or reimburse Executive for reasonable expenses incurred by Executive relating to his relocation to Monroe, North Carolina or within 50 miles thereof; provided that Executive timely submits reasonable documentation with respect to such expenses.

         (i) Social Club Membership Dues. Executive shall be entitled to receive reimbursement for dues payable by Executive for membership in a country club located in Monroe, North Carolina or within 50 miles thereof.

         (j) Vacation. Executive will be entitled to three weeks vacation during the first five years of service, four weeks during the second five years of service and five weeks vacation for service in excess of 10 years.

5.       TERMINATION OF EMPLOYMENT

         (a) For Cause. The Company shall have the right to terminate this Agreement immediately after written notification to Executive specifying the basis for the termination, upon the occurrence of any one of the following events which shall constitute "cause": the willful failure by Executive to abide by the terms of this Agreement; or fraud, misappropriation, embezzlement, theft, dishonesty or similar actions by Executive; or the habitual or willful neglect by Executive of his employment duties; or the habitual or willful disregard of mandates of the Board or the Chief Executive Officer of the Company; or the willful performance of an unauthorized act outside the scope of his office; or an act of moral turpitude by Executive which tends to reflect unfavorably on the Company.

                           In the event that the Company terminates Executive's
                  employment for cause, Executive shall be entitled only to the unpaid bi-weekly installments of his Base Salary up to and including the date of termination and to his approved Business Expense Reimbursement not paid prior to termination.



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         (b)      In the Event of Death. This employment agreement shall
                  terminate in the event of Executive's death, in which case Executive's estate shall be entitled to the bi-weekly installments of Executive's Base Salary for a period of six months following the date of death and Executive's Business Expense Reimbursement not paid prior to his death. In addition, the Board of Directors may, at its sole discretion, pay to Executive's estate a pro-rata portion of any bonus Executive would have received pursuant to Section 4(f); it being understood that the Board shall have no obligation to award such bonus.

         (c) In the Event of Disability. The Company shall have the right to terminate this Agreement in the event of Executive's inability to substantially perform the essential functions of his job duties hereunder for a period of three months out of any six month period during his employment, whether such inability results from illness, accident or otherwise.

                           In the event that the Company terminates Executive's
                  employment during the term of this Agreement as a result of Executive's Disability, Executive shall be entitled to the bi-weekly installments of his Base Salary for a period of six months following the date of termination; Executive's Business Expense Reimbursement not paid prior to termination; and the continuation of Executive's health and welfare benefits through the end of the terms of this Agreement. In addition, the Board of Directors may, at its sole discretion, pay to Executive a pro-rata portion of any bonus Executive would have received pursuant to Section 4(f); it being understood that the Board shall have no obligation to award such bonus.

         (d) Change in Control. (i) In the event that Executive's employment is terminated by the Company within one year following a Change in Control (as defined below) for any reason other than cause, death or disability, then the Company shall pay Executive one-half his annual Base Salary at his then current rate and one-half of the latest annual incentive compensation payment calculated by taking the highest of the latest two incentive payments earned and paid divided by two, such payment to be made in one lump sum payment at the time of termination. Such payments shall be in lieu of any and all other payments due and owing to Executive under the terms of this Agreement. The Company shall also provide to the Executive health insurance for a period of one year following termination of Executive's employment. Executive shall not be required to seek other employment or to otherwise mitigate the effects of such termination, and such payments shall not be reduced by any income received from other sources (all compensation and other benefits described above and the terms thereof shall hereinafter be referred to collectively as the "Severance Package").

                           (ii) Executive may terminate his employment hereunder
                  within one year following a Change of Control for Good Reason; provided that, (x) the Company has been given notice setting forth in reasonable detail the nature of the Good Reason and
                  (y) a period of at least thirty (30) days in which the Company may remedy the circumstances giving rise to such Good Reason has expired, and



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                  the Company fails to so remedy such circumstances. For
                  purposes of this Agreement, "Good Reason" shall mean:

                                    (A) the assignment to Executive of any
                           duties materially inconsistent with Executive's position, duties and responsibilities as set forth in
                           Section 2 of this Agreement or any action by the Company which results in a material diminution in Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated or inadvertent action by the Company which is remedied by the Company promptly after receipt of notice thereof from the Executive; or

                                    (B) any failure by the Company to comply in
                           all material respects with the provisions of Section 4 of this Agreement regarding Executive's compensation, benefits, vacation, and expenses other than an isolated or inadvertent action by the Company which is remedied by the Company promptly after receipt of notice thereof from the Executive.

                  In the event that Executive terminates his employment for Good Reason following a Change in Control, then the Company shall pay Executive the Severance Package.

                           For purposes of this provision, a "Change in Control"
                  shall be deemed to have occurred: if any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2)) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Executive, who is not a shareholder of the Company as of the date hereof, shall have become the beneficial owner, directly or indirectly, of Common Stock representing thirty-three and one-third percent (33?%) or more of the combined voting power of the Company's then outstanding securities, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, the Executive not being allowed to vote on such matter if he is then a Director; provided, however, that if any such person other than Executive (whether or not a stockholder of the Company as of the date hereof) shall become the beneficial owner, directly or indirectly, of Common Stock representing fifty percent (50%) or more of the Company's then outstanding securities, a Change in Control shall ipso facto have occurred; or if there is a Change in Control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of schedule 14A under the Exchange Act, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, Executive not being allowed to vote on such matter if he is then a Director.





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6.       UNAUTHORIZED DISCLOSURE

         During the period of his employment and for a period of three (3) years thereafter, Executive shall not, without the prior written consent of the Board, disclose to any person other than as required by law or court order (10 days' prior written notice having been given to the Company in order to formulate a response), or other than to an employee of the Company, or to a person to whom disclosure is necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Company, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, services, customers, suppliers, marketing techniques, patents, proprietary technologies, trade secrets, methods, or future plans, the disclosure of which will be damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive).

7.       RESTRICTIVE COVENANT

         During the period of his employment and for a period of two (2) years thereafter, Executive shall not enter into competition with the Company or any affiliate of the Company without the prior consent of the Board. For purpose of this paragraph 7, competition shall mean the association of Executive with a company, corporation, firm or partnership, whether as an employee, consultant, partner, principal, agent, representative or shareholder, directly or indirectly (except as a holder, directly or indirectly, of less than Five (5%) Percent of the outstanding securities of any corporation whose stock is listed for trading on any securities exchange or are traded in the over-the-counter market) which competes, directly or indirectly, with the Company in any business in which the Company is presently engaged or will be engaged upon termination of Executive's employment, unless such association shall be for purposes and shall impose duties upon Executive that do not directly relate to the Company's business activities. If a court of competent jurisdiction should determine that the period, scope, or geographical area of the restrictions set forth in this paragraph 7 are unreasonable under the circumstances then existing, the Parties agree that the period, scope, or geographical area that is reasonable under such circumstances shall be substituted for the stated period, scope, or geographical area.

         During the term of his employment and for a period of two (2) years thereafter, Executive shall neither solicit, induce and/or suggest to any of the employees, consultants to, or other persons having a substantial contractual relation with, the Company to leave such employ, cease counseling or terminate such contractual relationship with the Company nor to join Executive as a partner, co-venturer, employee, investor, or otherwise, in any substantial business activity whatsoever.

         Executive shall at no time take any action or make any statement that could discredit the reputation of the Company or its personnel, products or services.

8.       INVENTIONS OR DISCOVERIES

         Executive shall fully and promptly disclose to the Company any and all improvements, discoveries, and inventions made or conceived by him, whether or not patentable, whether or not during the working hours of his employment or with the use of the Company's facilities,



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materials or personnel, and whether solely or jointly with others, during his employment by the Company, which result from or relate to the business of the Company in any way.

         Any and all such improvements, discoveries, and inventions are and shall remain the sole and exclusive property of the Company without royalty or payment of any further consideration to Executive, on his own behalf and on the behalf of his heirs, assigns, executors, administrators, and any other legal representative. Executive hereby assigns and transfers all of his right, title and interest in and to all such improvements, discoveries, and inventions to the Company, including, but not limited to, any applications for United States and/or foreign letter patents and any United States and/or foreign patents that shall be granted. Executive shall apply, at the Company's request and expense, for United States and foreign letters patent, whether in his name or otherwise as the Company shall desire, and shall execute and deliver to the Company without charge to the Company, but at its expense, such written instruments and shall do such other acts as may be necessary or appropriate in the opinion of the Company to obtain and maintain United States and/or foreign letters patent or other proprietary rights and shall vest the entire right entitled thereto in the Company.

9.       EQUITABLE RELIEF

         Executive hereby represents that the services to be performed by him are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and that any violation of this Agreement will cause the Company immediate and irreparable harm. Executive therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of this contract by the Company.

10.      INDEMNIFICATION

         Executive shall indemnify and save harmless the Company from all liability from loss, damage or injury to persons or property resulting from the gross negligence or willful misconduct of Executive.

11.      ASSIGNABILITY

         No rights or obligations under this Agreement may be assigned or transferred by Executive except:

         (a) Executive's rights to compensation and benefits to be paid hereunder in the event of death shall, in the event of death, pass to his estate, or to his designated beneficiary and may be transferred by will or operation of law, and

         (b) Executive's rights under the Company's plans, programs and policies may be assigned or transferred in accordance with the terms of such plans, programs and policies.



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         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Company shall have the right to assign this Agreement to a successor in the event of a merger, consolidation, sale of a substantial portion of its assets or a similar transaction, or to a wholly-owned subsidiary.

12.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of New Jersey without reference to the principles of conflict of laws.

13.      ENTIRE AGREEMENT

         Except as otherwise specifically provided herein, this Agreement contains all the legally binding understandings and representations between the Company and Executive pertaining to the subject matter hereof and supersedes all undertakings and agreements, if any, whether oral or in writing, previously entered into by the Company and Executive with respect to such subject matter.

14.      AMENDMENT OR MODIFICATION; WAIVER

         No provision of this Agreement may be amended or waived unless such amendment or waiver is approved by the Board and is signed by Executive and by a duly authorized officer of the Company. Except as otherwise specifically provided in this Agreement, no waiver by the Company or Executive of any breach by the other of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

15.      NOTICES

         Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

                           If to H Power:    H Power Corp.
                                             1373 Broad Street
                                             Clifton, New Jersey  07013
                                             Attn.: Secretary


                           With a copy to:   Fulbright & Jaworski L.L.P.
                                             666 Fifth Avenue




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                                             New York, NY 10103
                                             Attention: Merrill M. Kraines, Esq.


                           If to Executive:  Dudley Castle Wass II
                                             9515 Wood Bend Drive
                                             Saline, MI 48176


16.      SEVERABILITY

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

17.      SURVIVORSHIP

         To the extent contemplated by this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18.      REPRESENTATIONS

         (a) By the Executive. Executive represents and warrants that the performance of his duties under this Agreement will not violate any agreement between him and any other person, firm or organization.

         (b) By the Company. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement.

19.      REFERENCES

         In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive will be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

         Headings to the sections in this agreement are intended solely for convenience and no provision of this Agreement shall be construed by reference to any heading.

20.      MUTUAL INTENT

         The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase




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or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either party and that no rule of strict construction shall be applied against either party.





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         IN WITNESS WHEREOF, Executive and the Company have caused this
Agreement to be executed as of the day and year first above written.


EXECUTIVE                               H POWER CORP.



/s/ Dudley Castle Wass II               By: /s/ William L. Zang
---------------------------------          ------------------------------------
Dudley Castle Wass II                         William L. Zang
                                              Chief Financial Officer



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